UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

FILED BY THE REGISTRANT   ☐

FILED BY A PARTY OTHER THAN THE REGISTRANT   ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

PROCERA NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

TRISTAN PARTNERS, L.P.

TRISTAN OFFSHORE FUND, LTD.

CANNELL CAPITAL LLC

J. CARLO CANNELL

CHARLES M. GILLMAN

DILIP SINGH

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On January 15, 2015, Dilip Singh issued a press release relating to Procera Networks, Inc. A copy of the press release is filed herewith as Exhibit 1.

Further information concerning potential participants in the potential proxy solicitation described in the press release is filed herewith as Exhibit 2.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY TRISTAN PARTNERS, L.P., TRISTAN OFFSHORE FUND, LTD., CANNELL CAPITAL LLC, J. CARLO CANNELL, CHARLES M. GILLMAN AND DILIP SINGH FROM THE STOCKHOLDERS OF PROCERA NETWORKS, INC. FOR USE AT ITS 2015 ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF PROCERA NETWORKS, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

Exhibit 1

Concerned Procera Stockholders Announces Intent to Run Dissident Slate for 2015 Annual Meeting

NEW YORK, January 15, 2015 (GLOBE NEWSWIRE) – Dilip Singh, the spokesperson for a group known as “Concerned Procera Stockholders,” announces the following:

Concerned Procera Stockholders (“CPS” or “we”) is a group of stockholders collectively owning approximately 1.5% of Procera Networks, Inc. (NASDAQ: PKT) (“PKT” or the “Company”). We are dedicated to maximizing stockholder value and improving corporate governance at PKT. We welcome the opportunity to pursue these goals at the 2015 annual meeting of stockholders of PKT. We believe all PKT stockholders should be given the opportunity to vote for new directors whose interests are more fully aligned with stockholders than the incumbent directors.

We believe change is necessary to maximize stockholder value and improve corporate governance. The Company has been bogged down by high operating expenses and the Company’s full potential remains unrealized due to the Board’s lack of effective oversight.

We believe that stockholder value will not be fully maximized until, and unless, new people are added to the Board.

Each of our candidates will be committed to an emphasis on pay-for-performance. In our experience, when management is presented with a system that pays exceptionally well for great performance, management performance dramatically improves.

We call on the incumbent board members not to take actions adverse to the best interests of PKT stockholders prior to the 2015 annual meeting. Such actions include but are not limited to: (i) implementing a poison pill; (ii) delaying the annual meeting; (iii) staggering the board; and (iv) using the precious cash of PKT to make acquisitions.

Concerned Procera Stockholders simply asks that the incumbent Board allow a cordial, open, and fact-based election to take place; an election in which incumbents and dissidents compete for the votes of stockholders on an even playing field. Stockholders are the owners of the Company and stockholders should have the power to decide who serves them on the Board.

Contact:

InvestorCom, Inc.

John Glenn Grau, (203)972-9300 ext. 11

Exhibit 2

POTENTIAL PARTICIPANTS

The potential participants in the potential solicitation of proxies (the “Participants”) may include the following: Tristan Partners, L.P., Tristan Offshore Fund, Ltd., Cannell Capital LLC, J. Carlo Cannell, Charles M. Gillman and Dilip Singh.

Tristan Partners, L.P.; Tristan Offshore Fund, Ltd.; Cannell Capital LLC and Mr. J. Carlo Cannell

Tristan Partners, L.P. (“Tristan Partners”) is a Delaware limited partnership whose principal business is investment management.

Tristan Offshore Fund, Ltd. (“Tristan Offshore” and together with Tristan Partners, the “Funds”) is a Caymans Island exempted company whose principal business is investment management.

Cannell Capital LLC (“Cannell Capital”) is a Wyoming limited liability company primarily engaged in investment management and advisory services, including on behalf of the Funds. J. Carlo Cannell is the managing member of Cannell Capital. As the managing member of Cannell Capital, Mr. Cannell may exercise voting and dispositive power over shares of common stock of Procera Networks, Inc. (the “Company”) held by the Funds.

Mr. J. Carlo Cannell, a U.S. citizen, is the sole managing member of Cannell Capital. The principal business office address of the Funds, Cannell Capital and Mr. Cannell is PO Box 3459, 150 East Hansen Avenue, Jackson, WY 83001-3459.

Mr. J. Carlo Cannell, through his control of the Funds and Cannell Capital, is deemed to beneficially own, in the aggregate, 311,947 shares of common stock, par value $0.001, issued by the Company, representing approximately 1.5% of the Company’s outstanding shares (based upon 20,739,641 shares of outstanding common stock, which is the total number of shares of common stock of the Company outstanding as of November 6, 2014 reported in the Company’s Quarterly Report in Form 10-Q filed with the Securities and Exchange Commission on November 10, 2014), of which 205,554 shares are held directly by Tristan Partners and 106,393 shares are held directly by Tristan Offshore.

The Funds, Cannell Capital and Mr. Cannell may participate in soliciting proxies from the stockholders of the Company.

Mr. Charles M. Gillman

Mr. Charles M. Gillman is the manager of IDWR Office, LLC, an Oklahoma limited liability company whose principal business is managing the capital of family offices.  Mr. Gillman is a U.S. citizen.  The principal business office address of Mr. Gillman and IDWR Office, LLC is 9330 South Lakewood Avenue, Tulsa, OK 74137.

Mr. Gillman holds no interest, directly or indirectly, beneficially or otherwise, in the securities of the Company. Mr. Gillman may participate in soliciting proxies from the stockholders of the Company.

Mr. Dilip Singh

Mr. Dilip Singh, who has agreed to serve on a potential slate of nominees proposed by Tristan Partners, LP for election of directors at the Company’s 2015 annual meeting of the stockholders, holds no interest, directly or indirectly, beneficially or otherwise, in the securities of the Company.

Mr. Singh is a U.S. citizen. The principal address of Mr. Singh is 333 NE 21st Avenue, Suite 1110, Deerfield Beach, FL 33441. Mr. Singh may participate in soliciting proxies from the stockholders of the Company.

Neither the fact of this filing nor anything contained herein shall be deemed to be an admission by any of such parties that it is the beneficial owner of any shares of common stock beneficially owned by any of the other parties, except as otherwise disclosed herein.